Exhibit 10 (ap)
Ashworth – FLG NY
Consulting Agreement
     THIS CONSULTING AGREEMENT (this “Agreement”) is made by and between Fletcher Leisure Group, Ltd., a New York corporation (“FLG NY”), and Ashworth, Inc., a Delaware corporation (the “Company”), effective as of January 11, 2008. This Agreement sets forth the services to be provided to the Company by FLG NY and the terms and conditions of the delivery of those services.
1. Engagement:
(a)
Subject to the terms of this Agreement, the Company hereby engages FLG NY to provide the Company with advisory and management consulting services that fulfill the duties required of the Office of the Chief Executive Officer (“CEO”) of the Company, through a management consultant designated by FLG NY (the “Management Consultant”). The initial Management Consultant designated by FLG NY to fulfill its contractual responsibilities under this Agreement will be Allan H. Fletcher. FLG NY shall not designate a different Management Consultant to provide services under this Agreement without the prior written consent of the Company.

(b)
In order to maintain the safety and security of the physical premises of the Company, FLG NY shall direct and cause the Management Consultant to perform contracted management consulting services on working days and hours, prescribed by FLG NY, that are to the maximum degree possible consistent with the Company’s working days and hours of work provided by the Company’s executive employees.

(c)
While remaining at all times solely as an employee of FLG NY, the Management Consultant may nonetheless be permitted to use the Company’s email system and letterhead and carry business cards identifying his responsibility or title at the Company, and be referenced in the organizational chart of the Company.

(d)
FLG NY will at all times during the term of this Agreement maintain compliance with all federal, state and local laws, regulations and ordinances, including, without limitation, U.S. employment, tax and immigration laws.

(e)
FLG NY shall not, directly or indirectly, employ, use, request or otherwise make available, the labor, talents or energy of any person not eligible for employment by FLG NY under the terms and conditions of the Immigration Reform and Control Act of 1986 (the “Act”), as it shall now exist or hereafter be modified or amended, at any time during the term of this Agreement. FLG NY shall supply all documents requested by the Company that relate to the eligibility of any person employed by FLG NY to provide services to the Company under this Agreement.

2. Duties: FLG NY shall cause the Management Consultant to perform the customary duties of a CEO, including, without limitation:

(a)	overseeing the development and execution by Company personnel of strategies and actions approved by the Company’s Board of Directors;

(b)	regularly reporting to the Company’s Board of Directors on the development and execution of the Company’s business plan;

(c)	overseeing the Company’s disclosure and disclosure controls, and signing the Company’s filings with the Securities and Exchange Commission; and

(d)	such other duties as are reasonably requested by the Board of Directors or Chairman of the Company.
3. Consulting Fees:
(a)	The Company will pay FLG NY a one-time fee of $75,000 upon execution of this Agreement.

(b)	The Company will pay FLG NY a monthly consulting fee of $9,000, payable in arrears.

(c)
FLG NY may receive a cash incentive fee, the amount of which, if any, will be determined annually by the Company’s Compensation and Human Resource Committee based on achievement of the Company’s objectives and FLG NY’s accomplishment of the prescribed objectives for the CEO. The objectives for the Company and the CEO will be set out in the Company’s annual business plan, to be developed by senior management of the Company and approved by the Board of Directors. The target incentive fee for fiscal year 2008 will be $500,000, assuming full achievement of the Company’s 2008 business plan objectives. If the Company terminates this Agreement without cause during a fiscal year, the Company shall promptly pay FLG NY as soon as practicable (but no later than 90 days after the applicable fiscal year end) a pro-rata portion of any cash incentive fee determined by the Compensation and Human Resources Committee to have been earned for such fiscal year.

(d)
Concurrent with the execution and delivery hereof, the Company will grant FLG NY 100,000 non-qualified options to purchase shares of the Company’s common stock at an exercise price of $5.48 per share. Options to purchase 50,000 shares of the Company’s common stock will vest on October 24, 2008 and the remaining options will vest on October 24, 2009. The option vesting will be accelerated and the options will become immediately exercisable upon the Company’s termination of this Agreement either without cause, as defined below, or as a result of a change in control. The foregoing options will be exercisable for a period of time from the vesting date until the earlier of (i) one year after termination of this Agreement, and (ii) ten years after the date of grant.

4. Business Expenses: FLG NY will be reimbursed by the Company for:

(a)
normal, ordinary and reasonable business expenses (including business class airfare) incurred by FLG NY in connection with the performance of FLG NY’s duties hereunder, upon submission of receipts substantiating the expenses claimed in accordance with Company policy; and

(b)
rental of reasonable residential or hotel accommodations in the Carlsbad, California area for the Management Consultant while he is providing services to the Company at its headquarters in the event the Company does not itself make such accommodations available.

5. Confidentiality; Non-Competition; Solicitation of Employees; Return of Property:
(a)
FLG NY acknowledges that, in the course of FLG NY’s engagement by the Company, it will have access to confidential information concerning the organization and functioning of the business of the Company and that such information is a valuable trade secret and the sole property of the Company. Accordingly, except as required by law, legal process, or in connection with any litigation between the parties hereto with respect to matters arising out of this Agreement, FLG NY shall not, and shall cause the Management Consultant and other of its employees to not, disclose or furnish any confidential information of the Company to any person other than an employee or director of the Company, at any time during the term of this Agreement or thereafter. FLG NY shall not, and shall cause the Management Consultant and other of its employees to not, use any confidential information of the Company for its or their own direct or indirect benefit.

(b)	For the purposes of this Agreement, information will not be considered “confidential information” to the extent that such information:
(i)	is in the public domain, or hereafter becomes generally known or available through no action or omission by FLG NY;

(ii)
is furnished by the Company or an affiliate to any person (other than a subsidiary or affiliate of the Company) without restriction on disclosure, provided that information furnished by, or at the direction of, the Management Consultant acting in his capacity as CEO under this Agreement will be considered confidential information, notwithstanding the absence of any restriction on disclosure;

(iii)
becomes known to FLG NY from a source other than the Company, or an affiliate of the Company, without a breach of this Agreement or any other agreement with the Company, or an affiliate of the Company, and without any restriction on disclosure; or

(iv)	is within the general knowledge or skill of any FLG NY employee to the extent acquired prior to this engagement.
(c)	During the term of this Agreement and for a period of one year after the termination of this Agreement, FLG NY will not, and shall cause the Management Consultant and other of its employees to not, directly or indirectly, provide services to any person or entity that competes or is planning to compete with the Company; provided, however, that neither (i) passive investment of up to 5% of the outstanding voting securities or similar equity interest in a publicly held entity, nor (ii) provision of services to affiliates of FLG NY, will constitute a breach of this Agreement.

(d)
Excluding general employment solicitations directed at the public, during the term of this Agreement and for a period of two years after the termination of this Agreement, FLG NY will not, and shall cause the Management Consultant and other of its employees to not, directly or indirectly:

(i)
solicit, induce or attempt to influence any person or business that is an account, customer or client of the Company or any subsidiary to restrict or cancel the business of any such account, customer or client with the Company or any subsidiary; or

(ii)	solicit any employee or sales representative of the Company or any subsidiary or affiliate to leave his or her employment with or sales representation of the Company or any subsidiary or affiliate.
(e)
If this Agreement is terminated, FLG NY shall return to an officer of the Company any and all confidential information of the Company then in its or its employees’ possession and shall provide passwords for computer files stored on the Company’s computers used by the Management Consultant.

6. Independent Contractor:
(a)
Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, a co-employment relationship or a joint venture between the Company and FLG NY or between the Company and the Management Consultant. FLG NY shall exercise sole and exclusive control over its employees, consultants or independent contractors who provide services to the Company on behalf of FLG NY, including the Management Consultant, and over the labor and employee relations policies and policies relating to wages, hours, working conditions or other conditions of its employees, consultants or independent contractors.

(b)
Notwithstanding any other term of this Agreement, the Management Consultant will be supervised and directed in the performance and fulfillment of FLG NY’s responsibilities under this Agreement solely by the Chief Executive Officer of FLG NY (“FLG NY’s CEO”) and report regularly to FLG NY’s CEO concerning developments, progress and challenges relating to or arising from the services of the Management Consultant under this Agreement. FLG NY’s CEO shall not be the same person as the Management Consultant. Accordingly, should the Company desire any changes in the performance of the Management Consultant’s services provided on behalf of FLG NY to the Company under this Agreement, the Company through its designated representative shall communicate such desired changes to FLG NY’s CEO so that FLG NY’s CEO may instruct the Management Consultant in any change in the rendition of management consulting services to the Company.

7. Inventions and Intellectual Property:
(a)
The Company shall own, and FLG NY hereby disclaims, any right, title or interest whatsoever to, and in, all ideas, inventions, trade secrets, publications, works of authorship, copyrights, copyright applications, moral rights, know-how, drawings, sketches, configurations, models, prototypes, materials, machines, designs, concepts, schematics, layouts, processes, patents, patent applications and improvements (collectively, “Inventions and Intellectual Property”) that relate to:

(i)	the performance of this Agreement; or

(ii)	the Company’s actual or anticipated business or products at the time the Inventions and Intellectual Property are conceived or reduced to practice.
(b)	FLG NY shall promptly and fully disclose any Inventions and Intellectual Property to the Company.

(c)
FLG NY hereby assigns to the Company all right, title, and interest to and in any Inventions and Intellectual Property in the United States and elsewhere. FLG NY shall execute or cause to be executed all such documents and take all such further action as is necessary to confirm or fully vest all Inventions and Intellectual Property in the Company, including by providing assistance in securing patents, copyrights or other proprietary rights.

8. Benefits and Taxes:
(a)	Neither FLG NY nor the Management Consultant will be entitled to any benefits paid by the Company to its employees.

(b)
The Company will regularly report amounts paid to FLG NY by filing Form 1099-MISC with the Internal Revenue Service, as required by law. FLG NY and the Management Consultant will be solely responsible for any tax consequences applicable to FLG NY or the Management Consultant by reason of this Agreement. The Company will not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to FLG NY’s performance of this Agreement.

(c)
FLG NY shall pay, as and when they become due, all taxes owed as a result of reimbursement of expenses, payment of consulting fees or the exercise of stock options, or that otherwise become payable in the United States or any other city, state, country or jurisdiction as a result of the performance of this Agreement.

(d)
FLG NY hereby agrees to indemnify the Company from and against any and all claims, losses, costs, fines, assessments, fees, liabilities, damages or injuries (collectively, “Damages”) suffered by the Company as a result of any breach by FLG NY of this Section 8. FLG NY further agrees to indemnify the Company for any Damages suffered by the Company as a result of any legal determination that FLG

NY or the Management Consultant is not an independent contractor. FLG NY acknowledges and affirms that it has not received any tax or other legal advice from the Company in connection with this Agreement.

9. Representations and Warranties:
(a)	The Company represents and warrants to FLG NY that:
(i)	it is a corporation duly authorized and validly existing under the laws of the state of Delaware; and

(ii)	this Agreement has been duly authorized by all necessary corporate action and constitutes a binding agreement of the Company, enforceable against the Company in accordance with its terms.
(b)	FLG NY represents and warrants to the Company that:
(i)	it is a corporation duly authorized and validly existing under the laws of the state of New York;

(ii)	this Agreement has been duly authorized by all necessary corporate action and constitutes a binding agreement of FLG NY, enforceable against FLG NY in accordance with its terms; and

(iii)	the initial Management Consultant is not obligated to assign Inventions and Intellectual Property to any entity other than FLG NY.
10. Term and Termination:
(a)	This Agreement will remain effective until terminated by either party.

(b)	This Agreement may be terminated by:
(i)	either party, without cause, by providing written notice of termination to the other party;

(ii)	the Company, for cause, effective immediately, by providing written notice to FLG NY specifying in reasonable detail the cause for termination; or

(iii)
FLG NY, for material breach of this Agreement by the Company, if the Company has not cured such breach within 7 days of receiving written notice thereof from FLG NY, by providing a written notice to the Company of termination.

(c)
Any termination of this Agreement by FLG NY as a result of a reduction in the scope of the duties to be performed by FLG NY (including the Management Consultant) under this Agreement will be deemed a termination without cause by the Company for purposes of the vesting of the stock options granted to FLG NY under this Agreement.

(c)
In the event of any termination of this Agreement, whether voluntary or involuntary, or with or without cause, no additional payments or benefits will be provided, other than the acceleration of the stock options granted pursuant to Section 3(d) hereof under the specific circumstances described in Section 3(d) hereof and the possibility of a pro rata share of the cash incentive fee as provided in Section 3(c).

(d)	For purposes of this Agreement, “cause” shall mean:
(i)	material breach of this Agreement by FLG NY;

(ii)	any act or acts of personal dishonesty by FLG NY or the Management Consultant;

(iii)	the conviction of FLG NY or the Management Consultant of a felony;

(iv)	violation of the Company’s policies or code of conduct by FLG NY or the Management Consultant;

(v)	violation by FLG NY or the Management Consultant of any confidentiality or non-competition agreement with the Company or any affiliate of the Company; or

(vi)	the willful engaging by FLG NY or the Management Consultant in misconduct that is injurious to the Company.
(e)	The provisions of Section 5 will survive termination of this Agreement.

(f)	If this Agreement is terminated in the middle of any month, the Company shall promptly pay a prorated amount of the monthly consulting fee payable under Section 3(b).
11. Miscellaneous:
(a)
All notices under this Agreement must be in writing and will be duly given under this Agreement: (i) upon delivery, if delivered by overnight courier with confirmation of delivery; or (ii) on the third business day after the postmark date, if mailed by certified or registered mail to the address listed below with postage prepaid. Addresses to either party are as provided below, or as subsequently modified by written notice to the other party.

               If to the Company:

Attention: Chairman of the Board Ashworth, Inc. 2765 Loker Avenue West Carlsbad, CA 90210

          If to FLG NY:

Attention: Chief Executive Officer Fletcher Leisure Group Ltd. 2002 Ridge Road Champlain, NY 12919
(b)
This Agreement will be interpreted and enforced in accordance with the internal laws of the State of Delaware. FLG NY hereby submits to the jurisdiction of, and consents to the enforcement of this Agreement in, the federal and state courts located in the State of Delaware.

(c)
This Agreement may not be modified, amended or rescinded except by a written agreement signed by both FLG NY and the Company’s Chairman of the Board. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar); nor will such waiver constitute a continuing waiver.

(d)	This Agreement sets forth the entire agreement between the parties, and there are no prior or contemporaneous representations, promises or conditions, whether oral or written, to the contrary.

(e)	This Agreement may be executed in counterparts, each of which will be deemed an original, and both of which together will constitute the same document.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of January 11, 2008.

ASHWORTH, INC.

By:	/s/ David M. Meyer
David M. Meyer
Chairman of the Board

FLETCHER LEISURE GROUP, LTD.

By:	/s/ Mark Fletcher
Mark Fletcher
Chief Executive Officer
[SIGNATURE PAGE TO CONSULTING AGREEMENT]